EXHIBIT (j)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Other Service Providers" in this Post-Effective Amendment No. 83 to the Registration Statement on Form N-1A for the Eaton Vance Special Investment Trust ("Registration Statement") with regard to Eaton Vance Capital & Income Strategies Fund.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts December 27, 2006